As filed with the Securities Exchange Commission on October 26, 2010

Registration No. 333-110538

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

Delaware                                                             ANADIGICS, INC.                                                                           22-2582106
          (State or other jurisdiction of                                                     (Exact name of registrant          (I.R.S. Employer Identification Number)
          incorporation or organization)                       as specified in its charter)
____________________

141 Mt. Bethel Road
Warren, New Jersey  07059
(908) 668-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________
Thomas C. Shields
Executive Vice President and Chief Financial Officer
ANADIGICS, Inc.
141 Mt. Bethel Road
Warren, New Jersey  07059
(Name and Address of Agent for Service)
(908) 668-5000
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Stephen A. Greene, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000

Approximate date of commencement of proposed sale to the public: This post−effective amendment no. 1 deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer                                           Accelerated filer X
Non-accelerated filer                                             Smaller reporting company

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

This Post Effective Amendment to the Registration Statement on Form S−3 (Registration No. 333-110538) is being filed, in accordance with the Registrant’s undertaking pursuant to Regulation S-K Items 512(a), to deregister all of the unsold securities under such Registration Statement (including debt securities, common stock par value $.01 per share and preferred stock  par value $.01 per shares) as of the effective date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Warren, State of New Jersey, on the 26th day of October, 2010

         ANADIGICS, INC.

        By:  _/s/ Thomas C. Shields___
Thomas Shields
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Title

Mario A. Rivas	/s/ Mario A. Rivas
President, Chief Executive Officer and Director

Thomas C. Shields	/s/ Thomas C. Shields
Executive Vice President and Chief Financial Officer

Paul Bachow	*
Director

Harry T. Rein	*
Director

Ronald Rosenzweig	*
Director

Lewis Solomon	*
Director

Dennis F. Strigl	*
Director

* By:       /s/ Thomas C. Shields
Thomas Shields
Attorney-in-Fact

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